Exhibit 70


                            INTERSTATE POWER COMPANY
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (in thousands)


OPERATING REVENUES:
  Electric utility                                           $  238,545
  Gas utility                                                    31,383
                                                             ----------
                                                                269,928
                                                             ----------
OPERATING EXPENSES:
  Electric production fuels                                      45,648
  Purchased power                                                54,420
  Cost of gas sold                                               15,498
  Other operation                                                69,700
  Maintenance                                                    11,788
  Depreciation and amortization                                  24,222
  Taxes other than income taxes                                  13,048
                                                             ----------
                                                                234,324
                                                             ----------

OPERATING INCOME                                                 35,604
                                                             ----------

INTEREST EXPENSE AND OTHER:
  Interest expense                                               10,922
  Allowance for funds used during construction                     (306)
  Miscellaneous, net                                              1,534
                                                             ----------
                                                                 12,150
                                                             ----------

INCOME BEFORE INCOME TAXES                                       23,454
                                                             ----------

INCOME TAXES                                                      9,598
                                                             ----------

NET INCOME                                                       13,856
                                                             ----------

PREFERRED DIVIDEND REQUIREMENTS                                   1,856
                                                             ----------

EARNINGS AVAILABLE FOR COMMOM STOCK                          $   12,000
                                                             ==========